EXHIBIT 10.6







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                       Private and Confidential Execution
                                      Copy

                                 PROXY AGREEMENT

                                    Regarding
                           Shareholders' Voting Rights
                                       In

                       Shanghai T2 Entertainment Co., Ltd.

                                      among

               T2CN Information Technology (Shanghai) Co., Ltd.

                       Shanghai T2 Entertainment Co., Ltd.


                 Shanghai Newmargin Venture Capital Co., Ltd.



                                       and



                                    Feng Tao




                                November 4, 2004

                                 FANGDA PARTNERS
                          Room 2202-2207, Kerry Center
                             1515 Nan Jing West Road
                                 Shanghai 200040


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                 SHAREHOLDERS' VOTING RIGHTS PROXY AGREEMENT


This Shareholders' Voting Rights Proxy Agreement (hereinafter this "Agreement") is entered into in Shanghai of the People's Republic of China (hereinafter "PRC") as of November 4, 2004 by and among the following Parties:

(1) T2CN Information Technology (Shanghai) Co., Ltd. (hereinafter the "Wholly-Owned Company") Registered Address: Suite 22301-526, Pudong Software Park, 498 Guo Shoujing Road, Pudong New District, Shanghai Legal
    Representative: Teng Jun-Tse

(2) Shanghai T2 Entertainment Co., Ltd., (hereinafter "T2 Entertainment") Registered Address: 5th Floor 88 Qinjiang Road, Xuhui District, Shanghai Legal Representative: Feng Tao

(3) Shanghai Newmargin Venture Capital Co., Ltd. (hereinafter "Shanghai Newmargin") Registered Address: 99 Yinqiao Road, Pudong New District,
                          Shanghai
    Legal Representative: Dong Yeshun

(4) Feng Tao
    Domicile:              Building 3 Xingguo Hotel, 78 Xingguo Road, Shanghai
    Identity Card Number:  310106670509323

(Shanghai Newmargin and Feng Tao hereinafter are individually and collectively referred to as the "Shareholder(s)")

WHEREAS:

1. The Shareholders are currently the only shareholders of T2 Entertainment, legally holding all the equity in T2 Entertainment;

2. The Shareholders intend to severally entrust Wholly-Owned Company with the exercises of their voting rights in T2 Entertainment while Wholly-Owned Company is willing to accept such entrustment.

The Parties hereby have reached the following agreement upon mutual consultations:

                       Article 1 Voting Rights Entrustment

1.1 The Shareholders hereby irrevocably entrust Wholly-Owned Company with the full exercise of the following rights respectively enjoyed by them as shareholders of T2 Entertainment in accordance with the then effective



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    articles of association of T2 Entertainment (collectively the "Entrusted
    Rights"):

(1) Attending shareholders' meetings of T2 Entertainment as proxy for the Shareholders;

(2) Exercising on behalf of the Shareholders voting rights on all issues required to be discussed and resolved by the shareholders' meeting;

(3)    Proposing to convene interim shareholders' meetings; and

(4) Other voting rights of Shareholders under the articles of association of T2 Entertainment (including such other voting rights of Shareholders as provided after amendment to such articles of association).

1.2 The Shareholders acknowledge and assume relevant liabilities for any legal consequences of Wholly-Owned Company's exercise of the foregoing Entrusted Rights.

1.3 The Shareholders hereby acknowledge that Wholly-Owned Company needs no advice from the Shareholders prior to its exercise of the foregoing Entrusted Rights. However, Wholly-Owned Company shall inform the Shareholders in a timely manner of any resolution or proposal on convening interim shareholders' meeting after such resolution or proposal is made.

                         Article 2 Right to Information

2.1 For the purpose of exercising the Entrusted Rights under this Agreement, Wholly-Owned Company is entitled to know the information with regard to T2 Entertainment's operation, business, clients, finance, staff, etc., and shall have access to relevant materials of T2 Entertainment. T2 Entertainment shall adequately cooperate with WFIE Company in this regard.

                     Article 3 Exercise of Entrusted Rights

3.1 Wholly-Owned Company may appoint by itself or entrust its particular personnel (one person or more) with the exercise of any or all Entrusted Rights to the extent as agreed in Article 1 hereof. The Shareholders acknowledge and agree to assume relevant legal consequences of such entrustment.

3.2 The Shareholders will provide adequate assistance to the exercise of the Entrusted Rights of Wholly-Owned Company, including execution of the resolutions of the shareholders' meeting of T2 Entertainment or other pertinent legal documents made by Wholly-Owned Company when necessary (e.g., when it is necessary for examination and approval of or registration or filing with governmental departments).

3.3 If at any time during the term of this Agreement, the entrustment or exercise of the Entrusted Rights under this Agreement is unenforceable for


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     any reason except for default of any Shareholder or T2 Entertainment, the
     Parties shall immediately seek a most similar substitute for the provision unenforceable and, if necessary, enter into supplementary agreement to amend or adjust the provisions herein, in order to ensure the realization of the purpose of this Agreement.

                      Article 4 Exemption and Compensation

4.1 The Parties acknowledge that Wholly-Owned Company shall not be requested to be liable for or compensate (by money or otherwise) other Parties or any third party due to its exercise of Entrusted Rights under this Agreement.

4.2 T2 Entertainment and the Shareholders agree to compensate Wholly-Owned Company for and hold it harmless against all losses incurred or likely to be incurred by it due to its exercise of the Entrusted Rights, including without limitation any loss resulting from any litigation, demand arbitration or claim initiated or raised by any third party against it or from administrative investigation or penalty of governmental authorities. However, the Shareholders and T2 Entertainment will not compensate for losses incurred due to misconduct or gross negligence of Wholly-Owned Company.

                   Article 5 Representations and Warranties

5.1 Each of the Shareholders hereby severally and jointly with the other Shareholder represents and warrants that:

        5.1.1 Feng Tao is a PRC citizen with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

        5.1.2 Shanghai Newmargin is a limited liability corporation duly incorporated and validly existing under the PRC laws; it has independent status as a legal person; it has full and independent legal status and capacity to execute, deliver and perform this Agreement and can independently be one litigant party.

        5.1.3 Each of them has full right and authorization to execute and deliver this Agreement and other documents that are related to the transaction stipulated in this Agreement and to be executed by them. They have full right and authorization with respect to completing the transaction stipulated in this Agreement.

        5.1.4 This Agreement shall be executed and delivered by the Shareholders lawfully and properly. This Agreement constitutes the legal and binding obligations on them and is enforceable on


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               them in accordance with its terms and conditions hereof.

        5.1.5 The Shareholders are enrolled and legal Shareholders of T2 Entertainment as of the effective date of this Agreement, and except the rights created by this Agreement, the Equity Pledge Agreement entered into by them and Wholly-Owned Company, and the Exclusive Equity Transfer Call Agreement entered into by them and T2 Entertainment and T2CN Holding Limited (a limited liability corporation incorporated under British Virgin Islands laws) as of November 4, 2004 (hereinafter "Call Agreement"), there exists no third party rights on the Entrusted Rights. Pursuant to this Agreement, Wholly-Owned Company is able to completely and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of T2 Entertainment.

5.2 Wholly-Owned Company and T2 Entertainment hereby severally represents and warrants that:

        5.2.1 each of them is a company with limited liability properly registered and legally existing under the PRC laws, with an independent corporate legal person status, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions; and

        5.2.2 each of them has the full company power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction contemplated hereunder, and has the full power and authority to consummate such transaction.

5.3 T2 Entertainment further represents and warrants that the Shareholders are the only enrolled and legal shareholders of T2 Entertainment as of the effective date of this Agreement. Pursuant to this Agreement, Wholly-Owned Company is able to completely and sufficiently exercise the Entrusted Rights in accordance with the then effective articles of association of T2 Entertainment.

                           Article 6 Term of Agreement

6.1 This Agreement takes effect from the date of due execution of all the Parties hereto, and shall maintain its effect indefinitely as long as any of the Shareholders remains as a shareholder of T2 Entertainment, unless terminated by written agreement of all the Parties.

6.2 Subject to Article 6.3 below, in case a Shareholder transfers all of the equity held by it in T2 Entertainment with prior consent of Wholly-Owned Company, such Shareholder shall no longer be a Party to this Agreement whilst the obligations and commitments of the other Parties under this


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     Agreement shall not be adversely affected thereby.

6.3 Except for transferring equity according to Call Agreement, in case that any party of the Shareholders transfers its equity in T2 Entertainment to a third party, such party shall obtain written consent from Wholly-Owned Company and provide Wholly-Owned Company with written undertaking letter issued by transferee undertaking to fulfil all the obligations applying to the transferor under this Agreement.

                                Article 7 Notice

7.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.

7.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when (i) it is transmitted if transmitted by facsimile or telex, or (ii) it is delivered if delivered in person, or (iii) when five
     (5) days have elapsed after posting the same if posted by mail.

                           Article 8 Default Liability

8.1 The Parties agree and confirm that, if any of the Parties (hereinafter the "Defaulting Party") breaches substantially any of the provisions herein or fails substantially to perform any of the obligations hereunder, such a breach or failure shall constitute a default under this Agreement (hereinafter a "Default"). In such event any of the other Parties without default (a "Non-defaulting Party") shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of a Non-defaulting Party's notifying the Defaulting Party in writing and requiring it to rectify the Default, then (1) Wholly-Owned Company shall be entitled to terminate this Agreement and require the Defaulting Party to indemnify damages in case the Defaulting Party is a Shareholder or T2 Entertainment, or (2) the Non-defaulting Party is entitled to require the Defaulting Party to indemnify damages in case such Defaulting Party is Wholly-Owned Company. The Shareholders or T2 Entertainment shall in no circumstance be entitled to terminate or cancel this Agreement or the trust hereunder.

8.2 The rights and remedies set out herein shall be cumulative, and shall not preclude any other rights or remedies provided by law.

8.3 Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.


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                             Article 9 Miscellaneous

9.1 This Agreement shall be prepared in Chinese language in four (4) original copies, with each involved Party holding one (1) copy hereof.

9.2 The conclusion, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by laws of the PRC.

9.3 Any disputes arising from and in connection with this Agreement shall be settled through consultations among the Parties, and if the Parties fail to reach an agreement regarding such a dispute within thirty (30) days of its occurrence, such dispute shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with the arbitration rules of such commission, and the arbitration award shall be final and binding on all Parties.

9.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and a Party's exercise of any of its rights, powers and remedies shall not preclude its exercise of other rights, powers and remedies of it.

9.5 Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the "Party's Rights") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such Party from exercising such rights in any other way or exercising the remaining part of the Party's Rights.

9.6 The titles of the Articles contained herein are for reference only, and in no circumstances shall such titles be used for or affect the interpretation of the provisions hereof.

9.7 Each provision contained herein shall be severable and independent from each of other provisions. If at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected thereby.

9.8 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the Parties to this Agreement.

9.9 No Party shall assign any of its rights and/or transfer any of its obligations hereunder to any third parties without prior written consent from other Parties.

9.10 This Agreement shall be binding on the legal successors of the Parties.


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                                [Execution Page]

IN WITNESS HEREOF, the following Parties have caused this Shareholders' Voting Rights Proxy Agreement to be executed as of the date and at the place first above mentioned.

T2CN Information Technology (Shanghai) Co., Ltd.
(Company chop)

Signature: /s/ Jun-Tse Teng
           -------------------------------------
Name:
Position: Authorized Representative


                      Shanghai T2 Entertainment Co., Ltd.
                                 (Company chop)

Signature: /s/ Tao Feng
           -------------------------------------
Name:
Position: Authorized Representative


Shanghai Newmargin Venture Capital Co., Ltd.
(Company chop)

Signature: /s/ Tao Feng
           -------------------------------------
Name:
Position: Authorized Representative


Feng Tao
Signature: /s/ Tao Feng
           -------------------------------------







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